UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Notice of Dismissal of Current Independent Registered Public Accounting Firm and Engagement of New Independent Registered Public Accounting Firm For Fiscal 2020

The Audit Committee (the “Audit Committee”) of the Board of Directors of Gentherm Incorporated (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

Following a review of the proposals received, the Audit Committee: (i) on January 31, 2020, engaged Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020, and (ii) on January 27, 2020, notified Grant Thornton LLP (“GT”), the Company’s current independent registered public accounting firm, that the Audit Committee had determined to dismiss GT as the Company’s independent registered public accounting firm, effective as of the close of business on the date the Company publicly files its audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Reports of Current Independent Registered Public Accounting Firm During Applicable Period

GT’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. GT’s report on the Company’s internal control over financial reporting as of December 31, 2018 contained an adverse opinion because of the effect of the material weakness described in the following paragraph. GT’s report on the Company’s internal control over financial reporting as of December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim periods through January 27, 2020, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to GT’s satisfaction, would have caused GT to make reference thereto in its reports.

No “Reportable Events” Occurred During Applicable Period, Except For Prior Material Weakness That Has Been Remediated

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim periods through January 27, 2020, except for the material weakness in internal control over financial reporting described below, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company identified a material weakness related to Information Technology General Controls at its wholly owned subsidiary, Gentherm Medical, LLC (formerly, Cincinnati Sub-Zero Products, LLC), which did not operate in a way to appropriately restrict elevated access and address segregation of duty conflicts at both the information technology and end user levels. In view of this material weakness, GT’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2018. The Company implemented a remediation plan that included development of enhanced risk assessment procedures and controls over the monitoring of elevated access and segregations of duty conflicts. The Company completed testing of the operating effectiveness of the enhanced controls and found them to be effective as of September 30, 2019 and, therefore, concluded that the material weakness was remediated as of September 30, 2019. The subject matter of this material weakness was discussed by the Audit Committee with GT. The Company has authorized GT to respond fully to the inquiries of EY concerning the prior material weakness.

No Reportable Consultations With New Independent Registered Public Accounting Firm

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim periods through January 31, 2020, neither the Company nor anyone on its behalf has consulted with EY regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions); or (iii) any reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Other Matters

The Company requested that GT furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. GT has furnished the letter confirming its agreement with the above statements. A copy of GT’s letter, dated January 31, 2020, is filed as Exhibit 16 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

16	Letter from Grant Thornton LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: January 31, 2020

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